UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


Form 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)   February 16, 1998


                   SPECIALTY FOODS ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                            33-68958                 75-2488183
(State or other jurisdiction       (Commission File No.)    (IRS Employer
of incorporation)                                           Identification No.)


520 Lake Cook Road, Suite 550, Deerfield, Illinois  60015
(Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code    (847) 405-5300



25 Tri-State International Office Center, Suite 250,
Lincolnshire, Illinois  60069
(Former name or former address, if changed since last report)


Item 5.   Other Events

     1. On February 13, 1998, Specialty Foods Corporation ("SFC"), a wholly-owned subsidiary of Specialty Foods Acquisition Corporation ("SFAC"), issued a press release announcing that it had entered into a Commitment Letter with Donaldson, Lufkin & Jenrette Securities Corporation and DLJ Capital Funding, Inc. (together, "DLJ") pursuant to which DLJ committed to provide a $298.75 million Term Loan and Revolving Credit Facility to SFC and its subsidiaries. This transaction, which is subject to customary conditions, is expected to close on or before March 31, 1998.

     2. On February 16, 1998, SFC issued a press release announcing the following:

     It reported 1997 consolidated net sales and operating profit of SFC and its subsidiaries of $869.8 million and $38.1 million, respectively, after adjusting for divested businesses.

     It had entered into a Commitment Letter with Bankers Trust Company ("BTCo") pursuant to which BTCo committed to provide funding for up to $75 million under an Accounts Receivable Securitization Program. This Accounts Receivable Securitization Program, which is subject to customary conditions, is also expected to close on or before March 31, 1998.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

               Exhibit
               No.            Description
               -------        -----------
               99.2           Press Release dated February 13, 1998 of SFC

               99.3           Portions of Information Memorandum
                              provided by DLJ to prospective lenders under the Term Loan and Revolving Credit Facility

               99.4           Press Release dated February 16, 1998 of SFC


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SPECIALTY FOODS ACQUISITION
                                   CORPORATION
                                   (Registrant)


Date:     February 16, 1998        By:  /s/ Robert L. Fishbune
                                        Robert L. Fishbune
                                        Vice President and Chief
                                          Financial Officer